Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
josephwilkinson@deltek.com	patricksmith@deltek.com

Deltek Reports Q3 Total Revenue of $85.2 Million, up 31% from Q3 2010

Product Revenue $26.7 million, up 71% from prior year and 8% from Q2

Non-GAAP Operating Income increases 98% from prior year, Margins increase to 19%

HERNDON, Va. – October 26, 2011 – Deltek, Inc. (Nasdaq: PROJ), the leading global provider of enterprise software and information solutions for professional services firms and government contractors, today announced financial results for the quarter ended September 30, 2011.

Q3 product revenue was $26.7 million, up 71% from Q3 2010 and up 8% sequentially. Product revenue includes perpetual, subscription, SaaS and term license revenues. Total revenue for Q3 was $85.2 million, an increase of 31% from $65.2 million in the third quarter of 2010.

Q3 product bookings were $29.5 million, a 9.3% increase from the prior quarter and a 74% increase from the third quarter of 2010. Product bookings consist of the aggregate contract value of the company’s perpetual, subscription, SaaS and term licenses sold during the quarter.

Q3 perpetual license revenue was $15.8 million, an increase of 2.6% from the prior year. Q3 subscription and term license revenue was $10.9 million. Maintenance revenue in the third quarter was $40.5 million, up from $33.9 million in the third quarter of 2010, an increase of 19.4%. Consulting and other revenue for Q3 was $18 million, up 14.5% compared to $15.7 million in Q3 2010.

Q3 GAAP operating income was $5.4 million, compared to a GAAP operating loss of $1.3 million in the prior year.

Non-GAAP operating income for the third quarter of 2011 was $16.2 million, compared to $8.2 million in Q3 2010, an increase of 98%. The Non-GAAP results exclude the purchase accounting impacts and costs associated with the Company’s recent acquisitions, including acquisition-related costs, restructuring charges and incremental intangible asset-related amortization expense.

Q3 GAAP operating margin was 6.3%, compared to a GAAP operating margin of (2%) in Q3 2010.

Q3 Non-GAAP operating margin was 19%, compared to 13% in Q3 2010.

Q3 GAAP net income was $3.1 million, or $0.05 per diluted share, compared to a net loss of $4.1 million, or ($0.06) per diluted share, in Q3 2010.

Non-GAAP net income for the third quarter of 2011 was $9.7 million, or $0.15 per diluted share, compared to $4.3 million, or $0.06 per diluted share, in Q3 2010.

“We had another excellent quarter, highlighted by expanding profits and accelerating margins, and by strong results in the GovCon market,” said Kevin Parker, president and CEO of Deltek. “Our growing portfolio of solutions and flexible product delivery models also contributed to our Q3 success.

“Our strong presence in our core markets and recent acquisitions have clearly added to our capabilities and strengthened our competitive position globally. Q3 product bookings are also a very positive indicator of the continuing success of our broader solutions portfolio.”

Comparison of GAAP and Non-GAAP Measurements:

Non-GAAP operating income and margin exclude the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

Fast-growing CPA firm Marcum chose Deltek Maconomy as its integrated financial, practice management and resource planning system. Marcum selected Deltek over generic solutions providers after a thorough vendor evaluation because Deltek Maconomy is purpose-built to improve operations for CPA firms and offered the best combination of technology and industry-specific functionality.

•

Grant Thornton LLP selected a full suite of Deltek’s government contracting solutions to manage its Global Public Sector business. Grant Thornton is using Costpoint, Time Collection, and Costpoint Enterprise Reporting to streamline its back office, ensure compliance, deliver increased visibility into financial performance, and drive the company’s business development processes.

•

Guident, a leading government contractor, joined more than fifty new customers who have selected Deltek First Essentials since its launch in May. Deltek First Essentials is a cloud-based government contracting solution built specifically for small and midsized government contractors. Deltek First Essentials manages the complete government contracting lifecycle from business development to program management to financial management and planning capabilities, maximizing business performance and minimizing IT and administrative costs. With more than 200 employees, Guident is the largest Deltek First Essentials customer to date.

•

Deltek formed a strategic partnership with CQ Roll Call, the market leading provider of congressional news, legislative tracking services and advocacy tools. With this partnership, CQ Roll Call will leverage Deltek’s government market intelligence to provide its customers with deep insight into government spending patterns in congressional districts across the United States. This partnership expands the reach of Deltek’s government information solutions into a new market.

•

Deltek unveiled new Federal Intelligence Solutions for A/E/C firms that deliver detailed information on billions of dollars worth of planned architecture, engineering, and construction related contract projects. These new solutions offer unmatched insight into government procurement requirements, budgets, and spending plans and help A/E/C firms build sales strategies, develop opportunity pipelines, and win more Federal business.

•

Deltek appointed Tom Mazich as its new Executive Vice President and General Manager of its GovCon business unit. In this position, Tom oversees sales for Deltek’s Costpoint, GCS Premier, Deltek First and Enterprise Project Management product suites, and he will also be responsible for managing Deltek’s consulting services business in support of application sales.

•	Deltek announced a stock repurchase program, effective August 16, 2011. Under the program, Deltek is authorized to repurchase up to $30 million of its outstanding shares of common stock.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s third quarter results. The dial-in number for the conference call is 1-877-381-6419 in North America and 1-706-643-9496 outside North America (passcode: 18426391). The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through November 2, 2011 by dialing 1-855-859-2056 in North America and 1-404-537-3406 outside North America (passcode: 18426391). The replay also will be available through November 9, 2011 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading global provider of enterprise software and information solutions for professional services firms and government contractors. For decades, we have delivered actionable insight that empowers our customers to unlock their business potential. Over 14,500 organizations and 1.8 million users in approximately 80 countries around the world rely on Deltek to research and identify opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects. Deltek – Know more. Do more.® www.deltek.com

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin, adjusted EBITDA, and non-GAAP revenue. The Company defines non-GAAP net income as GAAP net income (loss) before the net-of-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs and restructuring charges. Non-GAAP operating income and margin is defined as GAAP operating income (loss) before the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs and restructuring charges. Adjusted EBITDA is defined as GAAP net income (loss) before interest expense (net of interest income), provision for income taxes, depreciation, stock-based compensation, amortization, purchase accounting impacts relating to acquisitions, acquisition-related costs and restructuring charges. Non-GAAP revenue is defined as revenue before the net impact of acquisition-related fair value adjustments to deferred revenue.

The Company believes that the presentation of these measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of results from period-to-period, enhance the overall understanding of the Company’s performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income, operating income and margin, adjusted EBITDA and revenue, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
Product revenues
Perpetual licenses	$15,836	$15,428	$45,416	$43,957
Subscription and term licenses	10,877	193	27,675	264

Total product revenues	26,713	15,621	73,091	44,221
Maintenance and support services	40,525	33,933	118,085	99,214
Consulting services and other revenues	17,952	15,678	61,960	50,069

Total revenues	85,190	65,232	253,136	193,504

COST OF REVENUES:
Cost of product revenues
Cost of perpetual licenses	1,408	1,817	4,971	3,683
Cost of subscription and term licenses	5,707	304	14,821	671

Total cost of product revenues	7,115	2,121	19,792	4,354
Cost of maintenance and support services	5,968	6,472	19,222	18,633
Cost of consulting services and other revenues	16,765	14,912	56,209	45,696

Total cost of revenues	29,848	23,505	95,223	68,683

GROSS PROFIT	55,342	41,727	157,913	124,821

OPERATING EXPENSES:
Research and development	15,200	13,658	48,486	36,502
Sales and marketing	20,073	15,627	64,908	38,019
General and administrative	12,105	13,757	38,662	34,484
Restructuring charge	2,589	—	9,411	918

Total operating expenses	49,967	43,042	161,467	109,923

INCOME (LOSS) FROM OPERATIONS	5,375	(1,315)	(3,554)	14,898
Interest income	35	18	101	40
Interest expense	(2,694)	(2,350)	(8,573)	(7,338)
Other income (expense), net	93	(252)	(171)	(298)

INCOME (LOSS) BEFORE INCOME TAXES	2,809	(3,899)	(12,197)	7,302
Income tax (benefit) expense	(310)	329	(5,806)	4,454

NET INCOME (LOSS)	3,119	(4,228)	(6,391)	2,848
Net loss attributable to noncontrolling interests	—	161	—	161

NET INCOME (LOSS) ATTRIBUTABLE TO DELTEK, INC.	$3,119	$(4,067)	$(6,391)	$3,009

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO DELTEK, INC.
Basic	$0.05	$(0.06)	$(0.10)	$0.05

Diluted	$0.05	$(0.06)	$(0.10)	$0.05

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	65,613	64,874	65,499	64,664

Diluted weighted average shares	66,748	64,874	65,499	65,964

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30, 2011	December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,924	$76,619
Accounts receivable, net of allowance of $1,737 and $1,600 at September 30, 2011 and December 31, 2010, respectively	46,848	57,915
Deferred income taxes	4,260	4,405
Prepaid expenses and other current assets	9,729	8,799
Income taxes receivable	1,813	2,475

TOTAL CURRENT ASSETS	109,574	150,213

PROPERTY AND EQUIPMENT, NET	22,045	12,916
LONG-TERM DEFERRED INCOME TAXES	10,966	4,214
INTANGIBLE ASSETS, NET	60,226	69,083
GOODWILL	176,599	150,899
OTHER ASSETS	5,886	4,790

TOTAL ASSETS	$385,296	$392,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$98	$1,659
Accounts payable and accrued expenses	45,997	46,343
Deferred revenues	100,162	87,888

TOTAL CURRENT LIABILITIES	146,257	135,890

LONG-TERM DEBT	167,241	195,897
OTHER TAX LIABILITIES	3,009	2,553
OTHER LONG-TERM LIABILITIES	15,878	6,389

TOTAL LIABILITIES	332,385	340,729

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at September 30, 2011 and December 31, 2010	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; 69,433,324 issued and 69,053,987 outstanding at September 30, 2011 and 68,794,774 issued and outstanding at December 31, 2010	69	69
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at September 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	270,072	261,837
Accumulated deficit	(219,822)	(213,431)
Accumulated other comprehensive income	5,096	2,911
Treasury stock, at cost—379,337 shares at September 30, 2011	(2,504)	—

TOTAL STOCKHOLDERS’ EQUITY	52,911	51,386

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$385,296	$392,115

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(6,391)	$3,009
Adjustments:
Noncontrolling interests loss	—	(161)
Provision for doubtful accounts	682	490
Depreciation and amortization	19,737	9,100
Amortization of debt issuance costs and original issue discount	752	815
Stock-based compensation expense	9,039	8,288
Employee stock purchase plan expense	189	204
Restructuring charge (benefit), net	2,762	(51)
Loss on disposal of fixed assets	181	9
Other noncash activity	391	(169)
Deferred income taxes	(5,730)	(2,452)

Change in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	12,082	(3,687)
Prepaid expenses and other assets	(2,819)	2,231
Accounts payable and accrued expenses	(1,355)	(1,240)
Income taxes receivable/payable	(350)	(3,237)
Excess tax benefit from stock awards	(208)	(601)
Other tax liabilities	514	315
Other long-term liabilities	9,849	(526)
Deferred revenues	8,380	32,114

Net Cash Provided by Operating Activities	47,705	44,451

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of WMG, Inc., net of cash acquired	(25,664)	—
Acquisition of Maconomy A/S, net of cash acquired	(1,629)	(64,647)
Acquisition of assets of S.I.R.A., Inc., net of cash acquired	(1,039)	(6,109)
Acquisition of INPUT, Inc.	(602)	—
Purchase of property and equipment	(15,345)	(2,881)
Capitalized software development costs	(461)	—

Net Cash Used in Investing Activities	(44,740)	(73,637)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	501	1,044
Excess tax benefit from stock awards	208	601
Proceeds from issuance of stock under employee stock purchase plan	745	791
Shares withheld for minimum tax withholding on vested restricted stock awards	(1,757)	(1,341)
Purchase of treasury stock	(2,504)	—
Repayment of debt	(30,543)	(32,180)

Net Cash Used in Financing Activities	(33,350)	(31,085)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	690	1,162

NET DECREASE IN CASH AND CASH EQUIVALENTS	(29,695)	(59,109)

CASH AND CASH EQUIVALENTS—Beginning of period	76,619	132,636

CASH AND CASH EQUIVALENTS—End of period	$46,924	$73,527

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net Income (Loss) (GAAP Basis)	$3,119	$(4,067)	$(6,391)	$3,009
Income Tax (Benefit) Expense	(310)	329	(5,806)	4,454

Pre-Tax Income (Loss), Net of Noncontrolling Interests Loss (GAAP Basis)	$2,809	$(3,738)	$(12,197)	$7,463
Adjustments:
Amortization of Acquired Intangibles	4,691	2,799	13,966	4,793
Stock-based Compensation	2,883	3,062	9,227	8,492
Restructuring Charge, Including Stock-based Compensation of $0 and $547 for the three and nine months ended September 30, 2011	2,589	—	9,411	918
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	621	—	3,916	—
Acquisition-Related Costs	—	3,617	1,381	5,549
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	—	(570)	—

Adjusted Pre-Tax Income	13,593	5,740	25,134	27,215

Less: Adjusted Income Tax Expense	3,853	1,485	8,604	9,658

Non-GAAP Net Income	$9,740	$4,255	$16,530	$17,557

Non-GAAP Earnings Per Share (diluted)	$0.15	$0.06	$0.25	$0.27

Weighted Average Shares	66,748	66,129	66,752	65,964

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN (DEFICIT) TO NON-GAAP

OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011		2010		2011		2010

Operating Income (Loss) and Margin (Deficit) - GAAP	$5,375	6%	$(1,315)	-2%	$(3,554)	-1%	$14,898	8%
Amortization of Acquired Intangibles	4,691		2,799		13,966		4,793
Stock-based Compensation	2,883		3,062		9,227		8,492
Restructuring Charge, Including Stock-based Compensation of $0 and $547 for the three and nine months ended September 30, 2011	2,589		—		9,411		918
Net impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	621		—		3,916		—
Acquisition-Related Costs	—		3,617		1,381		5,549
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—		—		(570)		—

Operating Income and Margin - Non-GAAP	$16,159	19%	$8,163	13%	$33,777	13%	$34,650	18%

Total Revenues	$85,190		$65,232		$253,136		$193,504

Total Revenues (Non-GAAP)	$85,811		$65,232		$257,052		$193,504

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net Income (Loss) (GAAP Basis)	$3,119	$(4,067)	$(6,391)	$3,009
Amortization	4,722	2,869	14,102	5,084
Income Tax (Benefit) Expense	(310)	329	(5,806)	4,454
Stock-based Compensation	2,883	3,062	9,227	8,492
Restructuring Charge, Including Stock-based Compensation of $0 and $547 for the three and nine months ended September 30, 2011	2,589	—	9,411	918
Interest Expense, net	2,659	2,332	8,472	7,298
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	621	—	3,916	—
Depreciation	1,740	1,520	5,635	4,023
Acquisition-Related Costs	—	3,617	1,381	5,549
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	—	(570)	—

Adjusted EBITDA	$18,023	$9,662	$39,377	$38,827

REVENUES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Total Revenues (GAAP)	$85,190	$65,232	$253,136	$193,504
Net Impact of Maconomy Acquisition-Related Deferred Revenue before Fair Value Adjustment	1	—	427	—
Net Impact of INPUT Acquisition-Related Deferred Revenue before Fair Value Adjustment	496	—	3,193	—
Net Impact of WMG Acquisition-Related Deferred Revenue before Fair Value Adjustment	124	—	296	—

Total Revenues (Non-GAAP)	$85,811	$65,232	$257,052	$193,504

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Cost of Perpetual Licenses	$2	$5	$11	$5
Cost of Subscription and Term Licenses	80	—	169	—
Cost of Maintenance and Support Services	257	227	801	662
Cost of Consulting Services and Other Revenues	420	404	1,114	844
Research and Development	548	704	1,947	1,893
Sales and Marketing	353	699	1,915	1,917
General and Administrative	1,223	1,023	3,270	3,171
Restructuring Charge	—	—	547	—

Total	$2,883	$3,062	$9,774	$8,492

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Cost of Perpetual Licenses	$754	$792	$2,591	$909
Cost of Subscription and Term Licenses	1,212	271	3,417	638
Cost of Consulting Services and Other Revenues	20	20	59	59
Sales and Marketing	2,702	1,713	7,890	3,178
General and Administrative	3	3	9	9

Total	$4,691	$2,799	$13,966	$4,793

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Cost of Perpetual Licenses	$791	$866	$2,743	$1,210
Cost of Subscription and Term Licenses	1,304	271	3,644	638
Cost of Maintenance and Support Services	227	308	866	786
Cost of Consulting Services and Other Revenues	364	342	1,074	1,094
Research and Development	435	316	1,407	942
Sales and Marketing	2,997	1,991	8,972	3,771
General and Administrative	344	295	1,031	666

Total	$6,462	$4,389	$19,737	$9,107